UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

AVISTA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Morris delivers heartfelt message to employees following announcement of Hydro One acquisition

We’ve all likely done it. Imagined ourselves as the CEO. It’s an attractive daydream considering the corner office and decision-making authority.

What’s more difficult to imagine is how you’d lead when you have to look over the horizon and determine the next best move given the information you have and the trends you’ve studied. Without a crystal ball it’s impossible to accurately predict the future.

So what do you do?

On Thursday, July 20, Scott Morris delivered a heartfelt and logical message that explained why the transaction with Hydro One is an exciting next step for Avista. He also spoke confidently about the values and characteristics of Mayo Schmidt, the CEO of Hydro One.

“Leading during a crisis like the Windstorm is easy. I just get out of your way and let you do what you do best,” said Morris. “Leading when you have to look over the horizon and know what to do, is the ultimate leadership challenge. Our leadership team spent a great deal of time considering this transaction and locking in the things that are most important to our culture, customers, community and shareholders. Mayo, agreed with all of it and in the process of getting to know him, I trust his values and am confident that this will be a great partnership. Mayo was also fully supportive of putting our agreements in writing to ensure that our people, our culture, and our way of doing business will continue for the long-term.”

Morris went on to reiterate the details of the unique transaction with Hydro One, which is anticipated to close in the second half of 2018. Here are the most important highlights:

•	There will be no workforce reductions as a result of this transaction.

•	Headquarters will remain in Spokane.

•	The look and feel of our company, including our name, will not change.

•	We’ll continue to operate our business much as we do today; with the exception that we will have one shareholder instead of thousands.

•	We’ll continue to be governed by a Board of Directors, with Scott Morris as the Chairman of the Board and three of the remaining nine members chosen by Avista. There will always be a total of four members chosen by Avista. In addition, three of the five Board members chosen by Hydro One will reside in the Pacific Northwest.

•	Our commitment to our communities will continue as it does today and will nearly double in contributions upon the close of the transaction.

“From my perspective, this was an opportunity to make sure I was doing everything I could to balance the four legs of the stool and to control our own destiny,” said Morris. “I knew that not only would I have to look at myself in the mirror and know in my gut this was the right decision, but I would have to look at nearly 1800 employees in the eyes and confidently say I believe this is the right thing to do. I’m there. This is the right thing to do.”

Morris went on to explain the more emotional impacts of this decision on him as a long-time employee and member of the Spokane community.

“Having been with Avista for 36 years as well as being born and raised in Spokane, this decision was not made lightly,” said Morris. “I started my career here as a Washington Water Power guy doing energy audits and wrapping water heaters. Never did I anticipate that I’d be the CEO. And, ever since I’ve been in the role, the only way I can do this job is to think of it as my company. I don’t work for myself, I work for you.”

The consolidating energy industry was a key driver behind the decision to partner with Hydro One. Scale matters. With the cost of technology projects to update our grid and customer offerings, Avista will have the opportunity to spread those costs out to more customers. This deal also presents an opportunity for more innovation in our company.

With Hydro One as our partner, we will continue to uphold our longstanding commitment to environmental responsibility, innovation, safety and reliability. This combination will provide increased opportunities for innovation and efficiencies by extending the use of technology, best practices, and business processes over a broader customer base and broader set of infrastructure.

During the meetings the most frequently asked questions was, “What does Hydro One get out of this deal?”

“Mayo knows that scale matters,” said Morris. “Consolidation in the utility industry is a real thing that even Hydro One has had concerns about. With this acquisition, Hydro One will be a top 20 utility in regards to size and market share and the cost of new technology can be spread across a greater customer base that both Hydro One and Avista can utilize. Many people don’t realize that technology has an accelerated depreciation rate in comparison to traditional utility assets. A utility pole for example can be depreciated over 40 years or more. A technology project, like our new website, has a five to seven year depreciation rate. Hydro One’s investment in Avista also provides the opportunity to grow Hydro One’s earnings per share.”

In addition to the benefits that scale and the increased earnings opportunities provide, Hydro One was attracted to Avista in large part due to our outstanding team of exceptional employees. They are looking forward to collaborating with us and helping us achieve our next level of success. In turn, we will be able to contribute to the success of a larger organization.

“We’re all in this together,” said Morris at the end of each meeting. “At the end of the day, it is up to you to decide for yourselves if this is something you can get behind. If you have additional questions, let me know, or talk with your leadership. I’ll get back to you, and I know our officers will too.”

Dennis Vermillion also spoke about the transaction.

“At first, I have to admit that I was skeptical,” said Vermillion. “Typically, I take longer to process things like this and I’ve been through other acquisitions in my career that didn’t go well. So, if there are skeptics in the room, I totally get that and respect it. I trust Scott and I trust our leadership team. After locking in all of the important details we care about for our employees, customers and community, this is absolutely the right thing to do and it is the right time to do it. We are in a position of strength and growth in our company and I’m confident that this is a good partnership.”

After a robust Q&A with the audience, each meeting concluded with a round of applause and many employees took time afterward to express their gratitude to Scott for sharing his point of view and doing the best thing for our company.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This article contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward looking information. Forward -looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this article include, without limitation, statements relating to Hydro One’s proposed merger transaction with Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.